Exhibit 10.18

CERTAIN INFORMATION INDICATED BY [* * *] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406.


                                SELLERS AGREEMENT
                                -----------------


       THIS AGREEMENT, made and effective this 12th day of January, 2004, by and between Viper Motorcycle Company (Viper) a Minnesota corporation, with its headquarters located at 5733 International Parkway, New Hope, MN 55428, and Patrick Racing, a California corporation with its headquarters located at 12161 Mariners Way, Garden Grove, CA 92843.

       WITNESSETH, WHEREAS, Viper is engaged in the business of developing, producing and marketing premium motorcycles of heavyweight "cruiser" class; and

       FURTHER WHEREAS, this Agreement is a sellers agreement between Viper and Patrick Racing to provide for the supply and/or development of V-Twin engines to be supplied by Patrick Racing to Viper Motorcycle Company for powering Viper cruiser motorcycles to be manufactured and marketed by Viper.

       NOW THEREFORE, for valuable consideration including the mutual promises and covenants of the parties hereto contained in this Agreement, the parties hereto agree as follows:

       1. SELLERS AGREEMENT - Patrick Racing hereby agrees to supply V-Twin motorcycle engines to Viper on a long-term basis, including certain design and development by Patrick Racing as provided herein, under the terms of this Agreement, in consideration for which Viper shall pay Patrick Racing for engine products and engine design/development in accordance with the various payment terms and conditions set forth in this Agreement.

       2. ENGINE TYPE - The V-Twin engine to be supplied by Patrick Racing to Viper shall be the 128" V-Twin which will be developed by Patrick Racing. Promptly upon execution of this Agreement by both parties hereto, Patrick Racing shall ship one complete polished 125 engine with related necessary components to Viper on a COD payment basis in the amount of [* * *], excluding freight. Additional new production Patrick 128 engines shall be supplied to Viper in quantities and at times set forth by individual purchase orders, provided that any shipment shall be for a minimum of eight
              (8) engines. Subject to sufficient lead time (at least 8 weeks) on custom cases and cylinder heads.

       3.     Payment for Patrick Racing 128 engines shall be as follows:

              i) [* * *] per engine, including polishing, carburetor and intake manifold. Prices are excluding freight.

              ii) All engines shall have the Viper logo embossed on crankcase, cylinder heads & ignition covers at an additional cost. (to be determined)

              iii)   Payment is on a 50% down with the balance on a COD basis.

       Viper also shall have the right to renew the supply terms of this Agreement on a year-to-year basis on mutually agreed payment terms provided such renewal notice is given to Patrick Racing in writing at least 30 days prior to the end of the initial or each renewal annual period and the annual order requirement of a minimum 100 engines is maintained by Viper. The parties hereto also shall endeavor to reduce the price per engine unit as possible through productivity efficiencies and economics of scale, but in no event shall the price per engine for any 128 c.i. engine exceed that of the initial year hereof without the consent of Viper. In the event of unforeseen vendor price increase Patrick Racing would give 30 day notice of any price increase. Both parties hereto acknowledge that the 128" V-twin engine is made exclusively for and is proprietary to Viper, contingent upon Viper ordering minimum of 100, 128" motors are ordered and shipped within 1 calendar year.

       4. EPA Emissions Certification - Regarding the 128" engine being developed by Patrick Racing for exclusive proprietary use of Viper, Patrick Racing shall assist Viper in obtaining EPA certification for such engine, with the cost of such certification to be paid by Viper.

       5. The parties hereto shall prepare desired press releases disclosing this sellers agreement promptly upon it's closing; provided, however that no press release shall be disclosed, published or otherwise distributed without the review and consent thereof both parties hereto.

       6. Patrick Racing Brand - Viper shall not be allowed to use the Patrick Racing logo, the term of brand "Patrick Racing", or any mention of Patrick Racing Performance in its products or the promotion thereof without the express approval of Patrick Racing.

       7. Patrick Racing shall not be responsible for any product liability claims arising out of the sale or use of its engines for Viper products. Viper shall hold harmless and indemnify Patrick Racing in regard to any such claims affecting Patrick Racing.

       8. NOTICES - Any notices required by either party hereto to be given to the other party shall be in writing sent by registered or certified mail, delivered in person or sent by FAX of email provided acknowledgement of the other party to such FAX or email is received by the sending party. Written notice by letter shall be sent to the California address of Patrick Racing in the case of notice to Patrick Racing, and the New Hope, Minnesota address of Viper in the case of notice to Viper.

       9. DOLLAR REFERENCES - All references in this Agreement to dollar amounts shall mean U.S. dollars.

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


       10.    TERMINATION - This Agreement may be terminated as follows:

              i)     by written consent of both parties hereto; or

              ii) by either party hereto in the event the other party committed a material breach of the terms hereof, unless such breach is cured by the breaching party within (30) days of notification thereof in writing by the non-breaching party; or

              iii) if this sellers agreement has not been approved by the Board of Directors of either party hereto as required hereunder, or if the seller's agreement ends according to terms.

       11. GENERAL - This Agreement and its terms and conditions shall be binding upon and inure to the benefit of both parties hereto, and any successors and permitted assigns thereof. No assignment hereof is permissible without the consent of the other party.

       This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter of this agreement, and any prior understandings or agreements. Whether written or oral, are hereby integrated into or superseded by the terms hereof. Any schedules hereto constitute an integral part of this Agreement. Any representations and warranties of either party hereto in this Agreement shall survive the Closing Date of the Agreement.

       This Agreement may be executed in two counterparts, each of which shall be deemed an original but both together shall constitute one and the same document. This Agreement may be executed by either party hereto and transmitted by telecopy or facsimile, and if so executed an original Agreement at the same time.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on the day and year first above written.

                                        Viper Motorcycle Company



                                        By:      /s/  JOHN L. FIEBELKORN
                                            ------------------------------------
                                                 John L. Fiebelkorn

                                        Its:     Chief Executive Officer
                                            ------------------------------------

                                        Patrick Racing



                                        By:      /s/  NIGEL PATRICK
                                            ------------------------------------
                                                  Nigel Patrick

                                        Its:     Chief Executive Officer
                                            ------------------------------------


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